Exhibit 99.1

Concurrent Reports Fourth Quarter and

Fiscal Year 2016 Financial Results

ATLANTA — August 30, 2016 — Concurrent (NASDAQ: CCUR), a global provider of high-performance Linux® and storage solutions, today announced financial results for the fourth quarter and fiscal year ended June 30, 2016.

“We are pleased to report our third consecutive quarter of revenue growth, finishing out the fiscal year strongly with Q4 revenue of $17.4M, an increase of 12.8% quarter-over-quarter and more than 26% compared to the same quarter last year,” said Derek Elder, President and CEO of Concurrent. “In the fourth quarter, we grew our Aquari™ software-defined storage business and expanded our customer list to include 6 of the top 25 North American multiple-system operators. We also sold our high performance Linux operating system to several new customers and extended our success with a top 5 North American cable operator to complete a nationwide displacement of a video-streaming competitor.”

Fourth Quarter Financial Highlights

Revenue for the fourth quarter of fiscal 2016 was $17.4 million, compared with $15.5 million in the third quarter of fiscal 2016 and $13.8 million for the same period in fiscal 2015. The fourth quarter 2015 comparable included $0.7 million in revenues from the multi-screen video analytics product line that was sold in September 2015.

Gross margin for the fourth quarter of fiscal 2016 was 63.4%, compared with 51.5% in the third quarter of fiscal 2016 and 56.5% for the same period in fiscal 2015.

The company reported a net loss of $(12.9) million, or $(1.40) loss per diluted share, in the fourth quarter of fiscal 2016, compared with a net loss of $(1.2) million, or $(0.13) loss per diluted share, in the third quarter of fiscal 2016 and a net loss of $(0.9) million, or $(0.10) loss per diluted share, in the same period in fiscal 2015. The net loss in the fourth quarter of fiscal 2016 was due to the company’s income tax provision, which is comprised almost entirely of non-cash income tax expense due to the reestablishment of a full valuation allowance on our U.S. net operating losses.

Adjusted EBITDA was $1.9 million in the fourth quarter of fiscal 2016, compared with an Adjusted EBITDA loss of $(1.3) million in the third quarter of fiscal 2016 and an Adjusted EBITDA loss of $(0.3) million in the same period in fiscal 2015. See “Non-GAAP Financial Measurements” below for more information on the calculation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income, which we believe to be the most directly comparable financial measure presented in accordance with GAAP.

Fiscal 2016 Financial Highlights

Revenue for fiscal 2016 was $61.1 million compared with $64.5 million in fiscal 2015. Fiscal year 2016 included $0.5 million while fiscal year 2015 included $3.0 million in revenues from the multi-screen video analytics product line that was sold in September 2015.

Gross margin for fiscal 2016 was 59.3% compared with 56.5% in fiscal 2015.

The company reported a net loss of $(11.1) million, or $(1.21) loss per diluted share, in fiscal 2016 compared with a net loss of $(0.2) million, or $(0.02) loss per diluted share, in fiscal 2015. The net loss in fiscal 2016 was due to the company’s income tax provision, which is comprised almost entirely of non-cash income tax expense due to the reestablishment of a full valuation allowance on our U.S. net operating losses.

Adjusted EBITDA was $0.3 million in fiscal 2016 compared with Adjusted EBITDA of $2.9 million in fiscal 2015. See “Non-GAAP Financial Measurements” below for more information on the calculation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income, which we believe to be the most directly comparable financial measure presented in accordance with GAAP.

The company continued to pay quarterly dividends of $0.12 per share in each of the four quarters of fiscal 2016. At June 30, 2016, Concurrent had working capital of $22.6 million including cash and cash equivalents of $20.3 million. The company has no debt.

Recent Company Highlights

•	Concurrent added to its growing list of Aquari customers, which now includes 6 of the top 25 North American multiple system operators

•	Concurrent received orders from a top 5 North American cable operator for its UpShift Unified Content Delivery Solution to complete a nationwide displacement of an incumbent competitor’s video streaming solution

•	The company received orders from a government agency and a large government contractor for its real-time Linux operating system, software, and systems

The company's previously announced strategic review process to enhance shareholder value continues to be ongoing. While there is no defined timeline for this strategic review, upon completion of the process, financial guidance for fiscal 2017 will be provided.

Non-GAAP Financial Measurements

To supplement the company’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this news release provides information concerning the company’s Adjusted EBITDA, a non-GAAP financial measure. Reconciliations of Adjusted EBITDA to net income, the most comparable GAAP financial measure, can be found in tables immediately following the condensed consolidated balance sheets.

For purposes of this news release, Adjusted EBITDA is defined as GAAP net income, less interest income and other income (expense), net, provision for income taxes, depreciation and amortization expenses, share-based compensation expense and gain on the sale of assets. The company considers Adjusted EBITDA important to understanding its historical results and identifying current and future trends impacting its business. Management uses Adjusted EBITDA to compare the company’s performance to that of prior periods and evaluate the company’s financial and operating results on a consistent basis from period to period. The company also believes this measure, when viewed in combination with the company’s financial results prepared in accordance with GAAP, provides useful information to investors to evaluate ongoing operating results and trends. The adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends and performance. Additionally, adjusted EBITDA is not intended to be a measure of cash flow for management’s discretionary use. We believe that the inclusion of Adjusted EBITDA is appropriate to provide additional information to investors because securities analysts, noteholders and other investors use these non-GAAP financial measures to assess our operating performance across periods on a consistent basis and to evaluate the relative risk of an investment in our securities.

Adjusted EBITDA has limitations as an analytical tool, however, including the following:

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect our tax expense or any cash requirements to pay income taxes; and

•	Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our ongoing operations, but may nonetheless have a material impact on our results of operations.

The presentation of Adjusted EBITDA is not meant to be considered in isolation or as a substitute for or superior to the company’s financial results determined in accordance with GAAP. In addition, the company’s presentation of Adjusted EBITDA may not be computed in the same manner as similarly titled measures used by other companies, including other companies in our industry.

Conference Call Information

Concurrent will hold a conference call today, Tuesday, August 30, at 4:30 p.m. ET to review its fourth quarter and full fiscal year 2016 financial results. The call will be broadcast at www.concurrent.com, on the “Investors” page, under the ‘Company’ tab. The call can be accessed live by dialing 1-800-230-1074 (U.S.) 612-234-9960 (international) and entering passcode 160830. A replay will also be available at www.concurrent.com.

About Concurrent

Concurrent (NASDAQ: CCUR) is a global software and solutions company that develops advanced applications on a core foundation of high-performance Linux and storage technologies. We serve industries and customers that demand uncompromising performance, reliability and flexibility to gain a competitive edge, drive meaningful growth and confidently deliver best-in-class solutions that enrich the lives of millions of people around the world every day. Offices are located in North America, Europe and Asia. Visit www.concurrent.com for further information and follow us on Twitter:www.twitter.com/Concurrent_CCUR.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: the potential consolidation of the markets that we serve; U.S. Government sequestration; European austerity measures; delays or cancellations of customer orders; non-renewal of maintenance and support service agreements with customers; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of the content delivery business to capture new business; fluctuations and timing of large content delivery orders; risks associated with our operations in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes and currency fluctuations; the impact of competition on the pricing of content delivery products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new content delivery products, including acceptance of our new storage solutions, including acceptance of our new storage solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; global terrorism; privacy concerns over data collection; our ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; the process of evaluation of strategic alternatives; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed August 27, 2015 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All Concurrent product names are trademarks or registered trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

# # #

For more information, contact:

Media Relations:

Tom Williams

Phone: (678) 258-4059

Email: Tom.Williams@concurrent.com

Investor Relations:

ICR

Seth Potter

(646) 277-1230

Email: Seth.Potter@icrinc.com

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Share and Per Share Data)

	Three Months Ended June 30,		Year Ended June 30,
	2016	2015	2016	2015
		(Restated)		(Restated)
Revenues:
Product	$12,214	$9,045	$41,454	$43,926
Service	5,229	4,768	19,695	20,533
Total revenues	17,443	13,813	61,149	64,459
Cost of sales:
Product	4,404	3,910	17,074	18,807
Service	1,975	2,103	7,819	9,262
Total cost of sales	6,379	6,013	24,893	28,069
Gross margin	11,064	7,800	36,256	36,390
Operating expenses:
Sales and marketing	4,305	3,641	15,748	14,530
Research and development	3,222	3,424	14,288	13,588
General and administrative	2,272	1,715	8,375	7,742
Gain (loss) on sale of assets, net	16	(325)	(4,100)	(664)
Total operating expenses	9,815	8,455	34,311	35,196
Operating income (loss)	1,249	(655)	1,945	1,194
Other income (expense), net	420	(236)	868	(606)
Income (loss) before income taxes	1,669	(891)	2,813	588
Income tax provision (benefit)	14,530	(10)	13,926	777
Net loss	$(12,861)	$(881)	$(11,113)	$(189)
Basic net income (loss) per share	$(1.40)	$(0.10)	$(1.21)	$(0.02)
Diluted net income (loss) per share	$(1.40)	$(0.10)	$(1.21)	$(0.02)
Basic weighted average shares outstanding	9,174,852	9,097,769	9,154,437	9,067,697
Diluted weighted average shares outstanding	9,174,852	9,097,769	9,154,437	9,067,697
Cash dividends declared per common share	$0.12	$0.12	$0.48	$0.48
Adjusted EBITDA:
GAAP Net loss	$(12,861)	$(881)	$(11,113)	$(189)
Addback (deduct):
Other (income) expense, net	(420)	236	(868)	606
Provision (benefit) for income taxes	14,530	(10)	13,926	777
Depreciation	428	399	1,656	1,579
Amortization	3	46	45	183
Stock compensation	228	157	789	654
(Gain) loss on sale of assets	16	(325)	(4,100)	(664)
Adjusted EBITDA	$1,924	$(378)	$335	$2,946

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Share and Per Share Data)

	Three Months Ended
	June 30,	March 31,
	2016	2016

Revenues:
Product	$12,214	$10,772
Service	5,229	4,684
Total revenues	17,443	15,456
Cost of sales:
Product	4,404	5,676
Service	1,975	1,821
Total cost of sales	6,379	7,497
Gross margin	11,064	7,959
Operating expenses:
Sales and marketing	4,305	4,252
Research and development	3,222	3,467
General and administrative	2,272	2,150
Gain (loss) on sale of assets, net	16	-
Total operating expenses	9,815	9,869
Operating income (loss)	1,249	(1,910)
Other income (expense), net	420	292
Income (loss) before income taxes	1,669	(1,618)
Income tax provision (benefit)	14,530	(442)
Net loss	$(12,861)	$(1,176)

Basic net income (loss) per share	$(1.40)	$(0.13)
Diluted net income (loss) per share	$(1.40)	$(0.13)
Basic weighted average shares outstanding	9,174,852	9,168,978
Diluted weighted average shares outstanding	9,174,852	9,168,978
Cash dividends declared per common share	$0.12	$0.12

Adjusted EBITDA:
GAAP Net income (loss)	$(12,861)	$(1,176)
Addback (deduct):
Other (income) expense, net	(420)	(292)
Provision (benefit) for income taxes	14,530	(442)
Depreciation	428	406
Amortization	3	3
Stock compensation	228	179
(Gain) loss on sale of assets	16	-
Adjusted EBITDA	$1,924	$(1,322)

Concurrent Computer Corporation
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(In Thousands)

	Three Months Ended			Year Ended
	March 31,	June 30,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
			(Restated)		(Restated)
Net loss	$(12,861)	$(1,176)	$(881)	$(11,113)	$(189)
Other comprehensive income (loss):
Foreign currency translation adjustment	(29)	(79)	(143)	(231)	168
Pension and post-retirement benefits, net of tax	(433)	(35)	2	(423)	32
Other comprehensive income (loss)	(462)	(114)	(141)	(654)	200
Comprehensive income (loss)	$(13,323)	$(1,290)	$(1,022)	$(11,767)	$11

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	June 30,	March 31,	June 30,
	2016	2016	2015
		(Unaudited)	(Restated)

ASSETS
Cash and cash equivalents	$20,268	$18,731	$25,451
Trade accounts receivable, net	15,104	14,483	10,174
Inventories	3,495	3,431	3,428
Prepaid expenses and other current assets	1,061	1,976	738
Total current assets	39,928	38,621	39,791

Property, plant and equipment, net	3,061	2,845	2,448
Deferred income taxes, net	924	15,269	14,040
Other long-term assets, net	1,323	1,327	1,501
Total assets	$45,236	$58,062	$57,780

LIABILITIES
Accounts payable and accrued expenses	$9,191	$9,197	$6,320
Deferred revenue	8,126	6,995	8,362
Total current liabilities	17,317	16,192	14,682

Long-term deferred revenue	1,168	1,396	1,658
Pension liability	3,720	3,309	3,189
Other long-term liabilities	2,033	1,894	1,694
Total liabilities	24,238	22,791	21,223

STOCKHOLDERS' EQUITY
Common stock	92	92	91
Additional paid-in capital	210,971	210,767	210,207
Accumulated deficit	(189,265)	(175,250)	(173,595)
Treasury stock, at cost	(255)	(255)	(255)
Accumulated other comprehensive income (loss)	(545)	(83)	109
Total stockholders' equity	20,998	35,271	36,557
Total liabilities and stockholders' equity	$45,236	$58,062	$57,780

Concurrent Computer Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In Thousands)

	Three Months Ended			Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
			(Restated)		(Restated)

GAAP Net loss	$(12,861)	$(1,176)	$(881)	$(11,113)	$(189)
Addback (deduct):
Other (income) expense, net	(420)	(292)	236	(868)	606
Income tax provision (benefit)	14,530	(442)	(10)	13,926	777
Depreciation	428	406	399	1,656	1,579
Amortization	3	3	46	45	183
Share-based compensation	228	179	157	789	654
(Gain) loss on sale of assets, net	16	-	(325)	(4,100)	(664)
Non-GAAP Adjusted EBITDA	$1,924	$(1,322)	$(378)	$335	$2,946